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                                                                    Exhibit 10.2



                                      NCR

                   MID-CAREER HIRE SUPPLEMENTAL PENSION PLAN



                       Restated Effective January 1, 1997
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                                    PREAMBLE

     NCR Corporation (the "Company") adopted this NCR Mid-Career Hire Supplemental Pension Plan (the "Plan") effective as of January 1, 1995, to assist in attracting and retaining highly qualified candidates to fill key positions, by providing a pension supplement to make up for loss of pension due to employment change in mid-career.

     The Company hereby amends and restates the Plan as set forth in the following pages, effective January 1, 1997.
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                                      NCR
                   MID-CAREER HIRE SUPPLEMENTAL PENSION PLAN

                                   ARTICLE I

                                  Definitions
                                  -----------

     Wherever used herein, the following terms have the meanings indicated:

     1.1 "Board of Directors" means the Board of Directors of the Company.

     1.2  "Code" means the Internal Revenue Code of 1986, as amended.

     1.3 "Company" means NCR Corporation, a Maryland corporation, and its subsidiaries.

     1.4 "Participant" means each individual who participates in the Plan in accordance with Article II.

     1.5 "Plan" means the NCR Mid-Career Hire Supplemental Pension Plan as set forth in this document, and in any amendments from time to time made hereto.

     1.6  "Pension Plan" means the NCR Pension Plan.


                                   ARTICLE II

                         Eligibility and Participation
                         -----------------------------

     2.1 Eligibility. An individual is eligible to participate in the Plan if he or she is hired by the Company for the first time on or after January 1, 1994 in a full-time position, at age 35 or older, in a D-Band or higher position. An individual will also be eligible for the Plan if he or she transferred to the Company, from AT&T Corp. prior to January 1, 1997 and was a participant in the AT&T Mid-Career Pension Plan at the time of transfer.

     Certain individuals hired prior to January 1, 1994, who are listed in Appendix A, are also eligible to participate in the Plan.

     In addition to the above, individuals may be designated as participants in the Plan by signature of the Chief Executive Officer or the Senior Vice President, Global Human Resources on an amended Appendix B to this Plan.

     2.2 Participation. An individual will become a Participant eligible to receive a benefit from this Plan if he or she retires or terminates employment with the Company
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while serving in an E-Band or higher position, and his or her service for NCR in that capacity equals or exceeds five years. For individuals who transferred to NCR from AT&T Corp. on or after September 13, 1991 and before January 1, 1997, service with AT&T Corp. prior to such transfer will count as service with NCR for this purpose.

     2.3 Forfeiture of Benefits. All benefits to which a Participant would otherwise be eligible shall be forfeited if the Participant, without the consent of NCR, while employed by NCR or after termination of such employment, the Participant becomes associated with, employed by or renders services to, or owns an interest in (other than as a shareholder with a nonsubstantial interest in such business) that is in competition with NCR.

     All benefits to which a Participant would otherwise be eligible shall also be forfeited if a Participant is terminated by NCR for cause, or is determined by the Board to have engaged in misconduct in connection with the Participant's employment with NCR.


                                  ARTICLE III

                                    Benefits
                                    --------

     3.1 Benefit. Each Participant shall be entitled to a benefit under this Plan expressed as a single life annuity with a monthly payment equal to 1/12th of the Participant's number of Pension Credit Years multiplied by 1% of the Participant's Modified Average Pay.

     3.2 Pension Credit Years. A Participant shall accrue a "Pension Credit Year" for each 12-month period of full-time employment with the Company, up to a maximum which equals the number of years between the Participant's age 30 and the Participant's age when hired by the Company.

     3.3 Modified Average Pay. "Modified Average Pay" means a Participant's Modified Average Pay determined for purposes of the Participant's benefit under the Pension Plan.

     3.4 Death Benefits. If an individual eligible for benefits from this Plan dies before retirement, but after becoming eligible to receive a benefit from this Plan, a death benefit will be paid to the individual's spouse (if any), if the spouse is living at the time the death benefit is to commence. The benefit shall equal the survivor benefit that would have been payable to the spouse from the Plan if the Participant had retired on the day before the date of death and selected a 50% joint and survivor annuity. The death benefit shall commence as of the later of the date of the Participant's death or the date the Participant would have attained age 55, and shall be paid as a monthly annuity for the life of the spouse.
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     3.5  Transfer to AT&T.  If an individual eligible to participate in this
Plan transferred employment directly to AT&T Corp. prior to January 1, 1997, he or she will accrue no additional Pension Credit Years after the date of such transfer, but his or her service with AT&T Corp. prior to January 1, 1997 will be counted to determine whether the individual has five years of service in an E-Band or higher position for purposes of eligibility for a benefit from this Plan.

                                   ARTICLE IV

                            Distribution of Benefits
                            ------------------------

     4.1 Form of Distribution. The benefit to which a Participant is entitled pursuant to Section 3.1 shall be paid at the same time and in the same form as the Participant's benefit under the Pension Plan.

     4.2 Commencement of Benefits. A Participant's benefit from this Plan shall commence on the same day as the Participant's benefits from the Pension Plan commence.

     4.3 Reemployment. If a Participant commences receiving benefits under this Plan and is subsequently reemployed on a full-time basis by the Company, payments from this Plan shall be permanently suspended during the period of reemployment. If such a Participant is reemployed by the Company, he or she will resume participation in this Plan.


                                   ARTICLE V

                          Unfunded Nature of the Plan
                          ---------------------------

     5.1 Unfunded Plan. This Plan shall be unfunded. The funds used for payment of benefits hereunder and of the expenses of administration hereof shall, until such actual payment, continue to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
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                                   ARTICLE VI

                           Administration of the Plan
                           --------------------------

     6.1 Plan Administrator. The Plan shall be administered by the Company. The Company shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Company shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. Decisions of the Company shall be final and binding on all parties.

     6.2 Delegation of Administrative Duties. The Company may, from time to time, delegate to any person or persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan.

     6.3 Determination of Eligibility. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decisions of the Company, based upon this Plan and the records of the Company, shall be final and binding.

                                  ARTICLE VII

                           Amendments and Termination
                           --------------------------

     7.1 Termination. This Plan shall terminate when all benefits payable under the terms of the Plan have been paid. The Board of Directors in its discretion may terminate the Plan at any time, provided, however, that no such action shall adversely affect the right of any Participant (or Beneficiary) to a benefit to which he or she as become entitled pursuant to this Plan.

     7.2 Amendment. The Company may amend the Plan, provided that no such action shall adversely affect the right of any Participant (or Beneficiary) to a benefit to which he or she has become entitled pursuant to this Plan.
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                                  ARTICLE VIII

                                 Miscellaneous
                                 -------------

     8.1 Governing Law. This Plan shall be construed in accordance with the laws of the State of Ohio.

     8.2 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall continue to be fully effective.

     8.3 No Additional Rights. Participation in this Plan shall not give to any employee the right to be retained in the employ of the Company nor any right or interest in this Plan other than as herein specifically provided. No employee shall have any right to a benefit under this Plan unless he or she meets the conditions specified in Sections 2.1 and 2.2.

     8.4  Expenses.  Expenses of the Plan shall be paid by the Company.

     8.5 Facility of Payment. Any payment to a Participant or spouse of a Participant or the legal representative of either, in accordance with the terms of this Plan, shall to the extent thereof be in full satisfaction of all claims such person may have against the Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company.

     8.6 Single Monthly Payment. The benefit payable from this Plan and any benefits to which a Participant is entitled from other nonqualified plans sponsored by the Company may be combined and paid by a single monthly check, in the discretion of the Company.

     8.7 Exemption From ERISA. This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974 ("ERISA") as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
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     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this
____ day of ____________, 1996.

                               NCR CORPORATION


                               By:   /Richard H. Evans/
                               ---------------------------------------------
                               Richard H. Evans
                               Senior Vice President, Global Human Resources